Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT, dated as of March 26, 2010 (this “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation (the “Issuer”), HealthpointCapital Partners, L.P., a Delaware limited partnership (“HPC”), HealthpointCapital Partners II, L.P., a Delaware limited partnership (“HPC II” and together with HPC, the “HPC Entities”), and each additional person who becomes a party hereto pursuant to Section 11(b) or 11(c) by signing a counterpart signature page to this Agreement in the form of Exhibit A attached hereto.

INTRODUCTION

Reference is made to (i) the Stockholders’ Agreement, dated as of March 17, 2005 (the “Stockholders’ Agreement”), among the Issuer, HPC and the Investors party thereto, and (ii) the Subscription Agreement, dated June 4, 2009, by and between the Issuer and HPC II (the “Subscription Agreement”). Pursuant to Section 5 of the Stockholders’ Agreement and Article IV of the Subscription Agreement, HPC and HPC II, respectively, have certain registration rights with respect to shares of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”).

Reference is made to the Acquisition Agreement, dated as of December 17, 2009, by and among the Issuer, the HPC Entities, Healthpoint (Luxembourg) I S.à r.l., a Luxembourg société à responsabilité limitée (“LuxCo I”), HealthPoint (Luxembourg) II, S.à r.l, a Luxembourg société à responsabilité limitée (“LuxCo II”), Coöperatie Alphatec Holdings Europa U.A., a Dutch co-operative association (coöperatie met uitsluiting van aansprakelijkheid) (“AcquisitionCo”) and Alphatec Holdings International C.V., a Dutch limited partnership (commanditaire vennootschap) (“AcquisitionHoldCo”), (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, AcquisitionCo acquired ordinary shares of Scient’x, S.A. (“Scient’x”) and Scient’x Groupe S.A.S. from Affiliates of the HPC Entities in exchange for a number of shares of Issuer Common Stock determined in accordance with the Acquisition Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Acquisition Agreement.

In connection with the acquisition of such shares of Issuer Common Stock by the HPC Entities, and to induce the HPC Entities and Issuer to consummate the transactions set forth in the Acquisition Agreement, (i) the Issuer has agreed to enter into this Agreement and to grant to the HPC Entities the rights set forth in this Agreement and (ii) the HPC Entities have agreed to enter into this Agreement and to waive or terminate previously granted registration rights under the Stockholders Agreement and the Subscription Agreement as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the HPC Entities and the Issuer agree as follows:

1. Definitions. For purposes of this Agreement:

“Acquisition Closing Date” means the date on which the closing of the transactions contemplated by the Acquisition Agreement occurs.

“Commission” means the United States Securities Exchange Commission.

“Eligible Market” means (i) The Nasdaq Global Market Select, (ii) The Nasdaq Global Market, (iii) The Nasdaq Capital Market, (iv) The New York Stock Exchange, Inc., (v) the American Stock Exchange or (vi) the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means until the 135th day after the Acquisition Closing Date, a resale registration of shares of Issuer Common Stock that are issued and sold by Issuer to third parties in a private placement transaction that is consummated after the signing of the Acquisition Agreement and prior to the Acquisition Closing Date. For the avoidance of doubt, a resale registration that qualifies as an “Excluded Registration” pursuant to the previous sentence shall no longer qualify as an “Excluded Registration” if such registration has not become effective by the 135th day after the Acquisition Closing Date.

“Holder” means (i) each of the HPC Entities with respect to shares of Issuer Common Stock held by the HPC Entities and/or any of their Affiliates, (ii) upon becoming a party to this Agreement in accordance with Section 11(c), the Minority Scient’x Shareholders (as defined herein) with respect to shares of Issuer Common Stock held by the Minority Scient’x Shareholders, and (iii) any person to whom the rights or obligations under this Agreement with respect to all or a portion of the Registrable Securities have been transferred or assigned in accordance with Section 11(b).

“Post Closing Period” means the period ending on (a) the 90th day after the Acquisition Closing Date or (b) if a resale registration statement is filed by the Issuer prior to the Acquisition Closing Date to register shares of Issuer Common Stock that are issued and sold by Issuer to third parties in a private placement transaction that is consummated after the signing of the Acquisition Agreement and prior to the Acquisition Closing Date, the 135th day after the Acquisition Closing Date.

“prospectus” means any preliminary prospectus, final prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registration Expenses” means all expenses in connection with the Issuer’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery (including delivery by mail or courier services) expenses; (v) fees, expenses and disbursements of counsel for the Issuer and of all independent certified public accountants retained by the Issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Issuer so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Issuer in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange on which the Issuer has made application for the listing of its Common Stock; (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit) and (x) fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees in addition to those provided for in clause (x) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

“Registrable Securities” means any shares of Issuer Common Stock owned by any Holder, but only to the extent such shares of Issuer Common Stock constitute “restricted securities” under Rule 144 under the Securities Act or the Holder thereof is deemed to be an “affiliate” of the Issuer under Rule 144; provided, however, that Registrable Securities shall not include any shares of Issuer Common Stock (i) that have been sold to the public pursuant to a registration statement or Rule 144, (ii) that have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, or (iii) that cease to be outstanding.

“Requestor” means either of the HPC Entities, until such time as neither of the HPC Entities, nor any of their Affiliates or limited or general partners, holds any Registrable Securities, and thereafter any Holder or Holders who, in the aggregate, beneficially own at least 50% of the securities that constitute Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended.

2. Demand Registrations.

(a) Request for Registration. At any time and from time to time after the expiration of the Post Closing Period, a Requestor may submit a written request (a “Demand

Notice”) to the Issuer that the Issuer register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”), of all or any portion of the Registrable Securities; provided that the Registrable Securities to be included in such registration shall have a market value on the date such Demand Notice is received of at least $10 million, based on the closing price of the Issuer Common Stock on the trading day immediately preceding the day on which the Demand Notice is delivered, or shall represent at least three percent (3%) of the total shares of Issuer Common Stock then outstanding, or shall represent all Registrable Securities then outstanding. Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Issuer shall:

(i) within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and

(ii) as soon as commercially practicable after expiration of the notice period set forth in this Section 2(a)(ii), use commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Issuer and who provide the information required by Section 10 of this Agreement within 20 Business Days after the date the Issuer mails the written notice referred to in clause (i) above. If no request for inclusion from a Holder is received within such specified time, such Holder shall have no further right to participate in such registration.

Notwithstanding the foregoing, if the Issuer shall furnish to the Holders a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that in the good faith judgment of the disinterested members of the board of directors of the Issuer, filing a registration statement on or before the date filing would be required in connection with any Demand Registration would materially interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering, or other transaction involving the Issuer, or would otherwise be materially detrimental to the Issuer and its stockholders other than the Holders or their Affiliates, the Issuer shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 60 calendar days; provided, that such right shall not be exercised more than twice with respect to a request for registration hereunder during any period of twelve consecutive months. The Issuer will pay all Registration Expenses in connection with such withdrawn request for registration.

(b) Shelf Registration. If at the time the Issuer registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Issuer under the Exchange Act), or if Form S-3 is not available for use by the Issuer, Form S-1 (or any successor form that permits the incorporation by reference of future filings by the Issuer under the Exchange Act), then such registration statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor and set forth in the plan of distribution included in the registration statement. Except as provided in Section 6(b) hereof, the Issuer shall use commercially reasonable efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Issuer for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that, in the judgment of the Issuer, it is advisable to suspend use of a prospectus included in a registration statement due to pending or contemplated material developments or other events that have not yet been publicly disclosed and as to which the Issuer believes public disclosure would be detrimental to the Issuer, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 60 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Issuer more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Issuer of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)). Each Holder agrees that, upon receipt of such notice from the Issuer, such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the shelf registration statement until the earlier of (X) the expiration of the period indicated in the certificate, if any, and (Y) the Holders’ receipt of a notice from the Issuer to the effect that such suspension has terminated; and shall treat such notice and any non-public information received in connection therewith in the strictest confidence and shall not disseminate such information. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in the Holders’ possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such suspension notice.

(c) Underwriting. In connection with any registration under this Section 2, if the Requestor intends to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, it shall so advise the Issuer in writing; provided that any such underwritten registration shall be on a firm commitment basis and shall represent gross offering proceeds to the Holders aggregating at least $10 million. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall (together with the Issuer) enter into an underwriting agreement with one or more underwriters selected by the Requestor having terms and conditions customary for such agreements (which underwriter or underwriters shall be reasonably acceptable to the Issuer). Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit a portion of the number of Registrable Securities to be included in such distribution. The Issuer shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated among the Holders in such manner as may be determined by the Requestor.

(d) Limitations.

(i) The Issuer shall not be obligated to effect (A) more than two registrations under this Section 2 in any twelve (12) month period, (B) any Demand Registration covering more than 25 million shares of Registrable Securities, or (C) to have more than one (1) “shelf” registration statement pursuant to Rule 415 effective under the Securities Act at any time (other than shelf registrations filed pursuant to Rule 429 under the Securities Act); provided, that a registration pursuant to this Section 2 shall not be counted (X) unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the SEC, or (Y) if following such effectiveness, the Issuer delivers a certificate pursuant to Section 2(b) suspending the use of the related prospectus prior to the sale of at least a majority of the Registrable Securities by the Holders covered by such registration statement.

(ii) The Issuer shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Issuer’s request for information pursuant to Section 10; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Issuer shall use commercially reasonable efforts to include such Registrable Securities in such registration statement.

3. Piggy-back Registration.

(a) Notice of Registration. If at any time or from time to time the Issuer shall determine to register any of its capital stock, whether or not for its own account (other than pursuant to a Demand Registration, an Excluded Registration, any registration effected pursuant to Form S-4, S-8 or any successor forms, any registration relating solely to the sale of securities to participants in Issuer employee benefit plans, any registration relating to the reorganization of the Issuer or other transaction under Rule 145 of the Securities Act, or any registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (other than information relating to the Holders)), the Issuer shall:

(i) provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Issuer in connection with such registration; and

(ii) include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Issuer within ten Business Days after the Issuer mails the written notice referred to above, subject to the provisions of this Section 3.

Upon their receipt of a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that, in the judgment of the Issuer, it is advisable to suspend use of a prospectus included in a registration statement due to pending or contemplated material developments or other events that have not yet been publicly disclosed and as to which the Issuer believes public disclosure would be detrimental to the Issuer, the Holders will refrain from making any sales of Registrable Securities under the registration statement for a period of up to 60 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Issuer more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Issuer of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)). Each Holder agrees that, upon receipt of such notice from the Issuer, such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the shelf registration statement until the earlier of (X) the expiration of the period indicated in the certificate, if any, and (Y) the Holders’ receipt of a notice from the Issuer to the effect that such suspension has terminated; and shall treat such notice and any non-public information received in connection therewith in the strictest confidence and shall not disseminate such information. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in the Holders’ possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such suspension notice.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Issuer in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Issuer) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Issuer and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of a portion of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Issuer shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed twenty five percent (25%) of all shares included in such registration, the Issuer may limit the number of Registrable Securities included in such registration to not less than twenty five (25%) of the number of shares included in such registration, and in such case the number of Registrable Securities that may be included in such registration shall be allocated among the Holders in such manner as may be determined by the Requestor.

(c) Right to Terminate Registration. The Issuer shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration without incurring any liability to any Holder.

(d) Limitations.

(i) The Issuer shall not be required to include more than 25 million shares of Registrable Securities in any individual registration under this Section 3.

(ii) The Issuer shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Issuer’s request for information pursuant to Section 10; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Issuer shall use commercially reasonable efforts to include such Registrable Securities on such registration statement.

(iii) Notwithstanding anything to the contrary contained herein, Registrable Securities which are subject to any lock-up or covered by an effective registration statement on Form S-3 will not be entitled to the registration rights set forth in this Section 3.

4. Holdback Agreements.

(a) Holders of Registrable Securities. Notwithstanding anything contained herein to the contrary and to the extent not inconsistent with applicable law, upon the request of the applicable underwriter, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Issuer Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the 10 days prior to and the 90 days after the effective time of any underwritten piggy-back registration pursuant to Section 3 hereof in which any of such holder’s Registrable Securities are included (except as part of such underwritten piggy back registration) (a “Stand-off Period”), except as otherwise agreed to by the underwriter managing any such underwritten registration. If (i) the Issuer issues an earnings release or other material news or a material event relating to the Issuer during the last 17 days of the Stand-off Period or (ii) prior to the expiration of the Stand-off Period, the Issuer announces that it will release earnings results during the 16 day period beginning upon the expiration of the Stand-off Period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Stand-off Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be. Notwithstanding the foregoing, the provisions of this Section 4(a) shall only apply if (i) all officers and directors of the Issuer enter into similar agreements and (ii) no such officer or director is released in whole or in part from his or her obligations under such agreement unless all Holders are similarly released from the provisions of this Section 4(a) as to the same percentage of their Issuer Common Stock as to which such officer or director is released.

(b) The Issuer. The Issuer shall agree to such limitation on its public sale or distribution of Issuer Common Stock as may be reasonably requested by the managing underwriters in connection with any underwritten registration; provided, that such limitations shall not continue beyond the 135th day after the effective date of the registration statement in question.

5. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Issuer pursuant to Sections 2, 3 and 6 shall be borne by the Issuer, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

6. Registration Procedures. If and whenever the Issuer is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Issuer shall:

(a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Issuer and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided in this Agreement, provided, that if a Holder’s Registrable Securities are covered by such registration statement, then prior to filing a registration statement or prospectus or any amendments or supplements thereto, the Issuer will furnish to the Requestor, its counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, that, (i) except in the case of a shelf registration, such registration statement need not be kept effective and current for longer than 90 days subsequent to the effective date of such registration statement and (ii) in the case of a shelf registration, such shelf registration need not be kept effective and current after the second anniversary of the effective date of such registration statement;

(c) subject to receiving reasonable assurances of confidentiality and subject to limitations reasonably imposed by the Issuer to preserve attorney client privilege, for a reasonable period after the filing of such registration statement, and throughout each period during which the Issuer is required to keep a registration effective, make available for inspection by the Holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Issuer, and cause the officers, directors, employees, counsel and independent certified public accountants (subject to such reasonable procedures and limitations as such parties may require) of the Issuer to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d) promptly notify the Holders of Registrable Securities being offered and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the Financial Industry Regulatory Authority (“FINRA”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Issuer will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e) furnish to each Holder of Registrable Securities being offered, a signed counterpart, addressed to such Holder (and, if applicable, any of its Affiliates), of (i) any opinion of counsel to the Issuer delivered to any underwriter and (ii) any comfort letter from the Issuer’s independent public accountants delivered to any underwriter;

(f) furnish to each Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

(g) use all commercially reasonable efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any Holder of such Registrable Securities being offered or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Issuer shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 6(g) or (y) consent to general service of process in any such jurisdiction;

(h) cause all such Registrable Securities to be listed or accepted for quotation on an Eligible Market (provided, that the Issuer shall use all commercially reasonable efforts to cause such Eligible Market to be one of the stock exchanges identified in clauses (i) through (v) of the definition of “Eligible Market”);

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and

(k) otherwise use all commercially reasonable efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Issuer’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

7. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Issuer agrees to indemnify and hold harmless each Holder, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Holder within the meaning of the Securities Act (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, offering circular or other document incident to any such registration or compliance, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to action or inaction required of the Issuer in connection with any such registration; and the Issuer shall promptly reimburse any Holder Indemnified Party for any legal and any other expenses reasonably incurred by such

Holder Indemnified Party in connection with investigating and defending any such Losses; provided, however, that the Issuer will not be liable in any such case to the extent that any such Losses arises out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Issuer, in writing, by such Holder expressly for use therein. If requested by any underwriter (as defined in the Securities Act) of the Registrable Securities, the Issuer also shall indemnify such underwriter and any of its officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 7(a).

(b) Each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Issuer, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Issuer, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, in each case if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer by such selling Holder expressly for use therein, and shall reimburse the Issuer, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. The indemnification obligations hereunder of each Holder of Registrable Securities being offered shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(c) In order for a person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 7(a) or (b) in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the party required to provide the indemnification (the “Indemnifying Party”) in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(d) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof by notifying the Indemnified Party in writing to such effect within 30 days of receipt of the Indemnified Party’s notice of such Third Party Claim; provided, however, such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel); provided, further, that the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim unless (i) the Indemnifying Party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the Indemnified Party’s indemnification rights for the Third Party Claim, (ii) the counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the Indemnifying Party prosecutes the defense of such Third Party Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Third Party Claim. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such Third Party Claim. In the event the Indemnifying Party elects (by notice in writing within such 30 day period) to assume the defense of or otherwise control the handling of any such Third Party Claim for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such Third Party Claim. If the Indemnifying Party assumes such defense in accordance with this Section 7(d), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.

Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(e) If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(f) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The contribution obligation of a Holder hereunder, if any, shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Issuer shall use all commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

(c) furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Issuer.

The provisions of this Section 8 shall terminate on the date on which there are no Holders of Registrable Securities

9. Termination of Registration Rights. With the exception of Section 8, no Holder shall be entitled to exercise any right provided for in this Agreement after the date on which all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.

10. Information To Be Provided by and Received from the Holders. Each Holder whose Registrable Securities are to be included in any registration pursuant to this Agreement, as a condition to having such Registrable Securities so included, shall furnish the Issuer, upon at least three Business Days request, such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Issuer and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law (including, without limitation, a signed Notice and Questionnaire in the form attached as Exhibit B hereto). Each Holder agrees to provide the Issuer with any updates to such information as promptly as practicable during the effectiveness of the registration statement. The Issuer may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information at least five (5) Business Days prior to the initial filing of the registration statement (or such shorter period requested by the Issuer). The Holders each agree that information relating to the Issuer obtained by such Holder or by such Holder’s Affiliates or representatives shall be deemed confidential and shall not be used by such Holder as the basis for any market transactions in the securities of the Issuer unless and until such information is made generally available to the public.

11. Miscellaneous.

(a) No Inconsistent Agreements. Except for the registration rights being terminated or waived pursuant to Section 11(k) hereof, the Issuer represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to the Issuer Common Stock which is inconsistent with, dilutes or violates the registration rights granted to the Holders under this Agreement.

(b) Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights (but only with all related obligations) under this Agreement, in connection with the transfer of all or a portion of its Registrable Securities, to any of the following: (i) any partner (including a general or limited partner) or retired partner of any Holder that is a partnership, (ii) any Affiliate of such Holder, (iii) any stockholder of any Holder that is a corporation, (iv) any member of any Holder that is a limited liability company or (v) any transferee that acquires at least the greater of 10% of the total number of Registrable Securities or 750,000 shares of Registrable Securities (subject to appropriate adjustment for any stock split, stock dividend, recapitalization or similar transaction); provided, that in each such case, the Issuer receives written notice within ten (10) days of any transfer and the transferee agrees to be bound by the terms of this Agreement by signing a counterpart signature page to this Agreement in the form of Exhibit A attached hereto.

(c) Minority Scient’x Shareholders. In the event that any of BROSE PE TREUHAND GmbH, a German Gesellschaft mit beschränkter Haftung (“Brose”), MEDICAL STRATEGIES MANAGEMENT & CONSULTING SERVICE LTD., a Cyprus corporation (“MSM”) and PRIM, S.A., a Spanish Sociedad Anónima (“PRIM” and together with Brose and MSM, the “Minority Scient’x Shareholders”) enter into share purchase agreements with Issuer, AcquisitionHoldCo and AcquisitionCo (the “Minority Purchase Agreements”) providing for the sale and transfer of their shares in Scient’x to AcquisitionCo for the same consideration per share as contemplated in the Acquisition Agreement and calculated based on the Exchange Ratio set forth in the Acquisition Agreement, then each such Minority Shareholder that has entered into a Minority Purchase Agreement shall have the right to become a party to this Agreement by execution of a counterpart signature page hereto in the form of Exhibit A attached hereto. Upon becoming a party to this Agreement, each such Minority Scient’x Shareholder shall be deemed a Holder for all purposes under this Agreement.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing to the address provided for notices set forth on the signature page hereto, as updated from time to time by written notice from the Holders to the Issuer, and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below prior to 6:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below on a day that is not a Business Day or later than 6:30 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

(e) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(f) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Issuer and the Requestor; provided, that no amendment is required to effect the inclusion of the Minority Scient’x Shareholders as parties to this Agreement pursuant to Section 11(c). Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Issuer. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) Governing Law; Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction excluding (to the greatest extent a Delaware court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware and (c) consents to service of process in the State of Delaware in the same manner as notice may be delivered in accordance with Section 11(d). Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h) Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

(i) Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The Issuer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities.

(k) Termination and Waiver of Prior Registration Rights. Upon execution of this Agreement by the Issuer and HPC II, the registration rights set forth in Article IV of the Subscription Agreement shall terminate and be of no further force and effect, and HPC II waives any non-compliance therewith. For so long as this Agreement shall remain effective, the HPC Entities hereby waive any registration rights they may have with respect to shares of Issuer Common Stock under Section 5 of the Stockholders’ Agreement. In the event of any conflict between the Stockholders’ Agreement and this Agreement, this Agreement shall govern.

(l) Rule of Construction. The parties hereto acknowledge and agree that (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
Name:	Dirk Kuyper
Title:	President and CEO

Address for Notice:

Alphatec Holdings, Inc. 5818 El Camino Real Carlsbad, CA 92008 Attn: Ebun Garner, General Counsel Fax: 760-431-9083 with a copy to:

Mintz Levin Chrysler Center 666 Third Avenue New York, NY 10017 Attention: Michael Fantozzi Facsimile: (212) 983-3115 Email: MLFantozzi@mintz.com

[Issuer Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

HEALTHPOINTCAPITAL PARTNERS, L.P.

BY:	HGP, LLC, its general partner

By:	/s/ John H. Foster
Name:	John H. Foster
Title:	General Partner / Managing Director

ADDRESS FOR NOTICE:

505 Park Avenue 12th Floor New York, NY 10022 Attention: John H. Foster
Facsimile: (1) 212.935.6878 with a copy to:

Covington & Burling LLP 265 Strand London, WC2R 1BH Attention: Peter Laveran

Facsimile: (20) 7067 2222 Email: plaveran@cov.com

[HPC Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

HEALTHPOINTCAPITAL PARTNERS II, LP

BY:	HGP II, LLC, its general partner

By:	/s/ John H. Foster
Name:	John H. Foster
Title:	General Partner / Managing Director

ADDRESS FOR NOTICE:

505 Park Avenue 12th Floor New York, NY 10022 Attention: John H. Foster
Facsimile: (1) 212.935.6878 with a copy to:

Covington & Burling LLP 265 Strand London, WC2R 1BH Attention: Peter Laveran

Facsimile: (20) 7067 2222 Email: plaveran@cov.com

[HPC II Signature Page to Registration Rights Agreement]

Exhibit A

Counterpart Signature Page

to Registration Rights Agreement dated as of [—], 2010

By executing this signature page, the undersigned hereby agrees to become party to and to be bound as a “Holder” by all of the terms and conditions of the Registration Rights Agreement, dated as of [—], 2010 (the “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation (the “Issuer”), and the parties named therein and authorizes this signature page to be attached as a counterpart to such agreement. This counterpart signature page shall take effect and shall become an integral part of the Agreement immediately upon acceptance hereof by the Issuer.

EXECUTED this      day of                 .

Holder:

By:

Name:

Title:

Address for Notice:

ACCEPTED:

ALPHATEC HOLDINGS, INC.

By:

Name:

Title:

Exhibit B

Form of Notice and Questionnaire

Selling Shareholder Notice and Questionnaire

The undersigned beneficial holder of shares of common stock, par value $0.0001 per share (the “Registrable Securities”), of Alphatec Holdings, Inc. (the “Company”), understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”), for the registration and resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated [                    ], 2010 (the “Registration Rights Agreement”), between the Company, HealthpointCapital Partners, L.P., HealthpointCapital Partners II, L.P. and certain other shareholders of the Company. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling shareholder in the related Prospectus, deliver (or cause to be delivered) a Prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling shareholders in the Prospectus and will not be permitted to sell any Registrable Securities pursuant to the Registration Statement. Beneficial owners are required to complete and deliver this Notice and Questionnaire on or before the third (3rd) day prior to the effectiveness of the Registration Statement so that such beneficial owners may be named as selling shareholders in the related Prospectus at the time the Registration Statement becomes effective.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

1

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter (if any), each other selling Holder, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.     (a) Full legal name of Selling Shareholder:

(b) Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) are held:

(d) Taxpayer identification or social security number of Selling Shareholder:

(e) If the Selling Shareholder is an entity, please state the jurisdiction of formation of the entity, the name of the natural person or persons ultimately controlling the voting and disposition of the entity’s shares, the person’s or persons’ relationship with the entity (including direct and indirect ownership and/or control of the entity), and the name and position of the authorized signatory for the entity:

Type of Entity:

Jurisdiction of Formation:

Natural Person’s or Persons’ Name(s) with control over voting of the shares:

Natural Person’s or Persons’ Name(s) with control over disposition of the shares:

2

Relationship of Natural Person or Persons with Entity:

Name/Position of Authorized Signatory:

2. Address for notices to Selling Shareholder:

Telephone:

Fax:

Email:

Contact Person:

3. Beneficial ownership of Registrable Securities:

(a) Number of Registrable Securities beneficially owned:

(b) Do you disclaim beneficial ownership of any Registrable Securities?

YES                          NO

If “YES,” please identify below the securities of which you are disclaiming beneficial ownership, and provide the name(s) of the person(s) who should be shown as the beneficial owner of such securities and the relationship of such person(s) to you.

3

(c) Do you intend to register for resale all of your Registrable Securities in the Prospectus? NOTE: The Registration Rights Agreement contains limitations on the number of shares that you may include in the Registration Statement.

YES                          NO

If you answered “NO” to Question 3(c) above, please indicate below the maximum number of Registrable Securities that you request to include in the Registration Statement and the number of shares of Registrable Securities that you would own following the completion of the offering, assuming that you sold the maximum number of shares being included in the Registration Statement.

                                 shares to be included in the Registration Statement

                                 shares beneficially owned following the offering

4. Beneficial ownership of other securities of the Company’s owned by the Selling Shareholder:

EXCEPT AS SET FORTH BELOW IN THIS ITEM (4), THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM (3) (“OTHER SECURITIES”).

(a) Type and amount of Other Securities beneficially owned by the Selling Shareholder:

(b) CUSIP No(s). (if applicable) of such Other Securities beneficially owned:

(c) Do you disclaim beneficial ownership of any Other Securities?

YES                          NO

If “YES,” please identify below the securities of which you are disclaiming beneficial ownership, and provide the name(s) of the person(s) who should be shown as the beneficial owner of such securities and the relationship of such person(s) to you.

4

5. Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their predecessors or affiliates) during the past three years.

State any exceptions here:

6. Nature of the Selling Shareholder:

(a) Is the Selling Shareholder:

a reporting company under the Exchange Act?

Yes                  No

a majority owned subsidiary of a reporting company under the Exchange Act?

Yes                  No

or a registered investment company under the Investment Company Act?

Yes                  No

If so, please state which one

If the entity is a majority owned subsidiary of a reporting company, identify the majority shareholder that is a reporting company.

If the entity is not any of the above, identify the natural person or persons having voting and investment control over the Company’s securities that the entity owns.

(b) Is the Selling Shareholder a registered broker-dealer?

Yes                  No

If yes, state whether the Selling Shareholder received the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.

5

State whether the Selling Shareholder is an affiliate of a broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s). For purposes of this Item 6(b), an “affiliate” of a broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such broker-dealer, and does not include individuals employed by any such broker-dealers or by any of their affiliates.

Yes                  No

If the answer is “Yes,” you must answer the following:

If the Selling Shareholder is an affiliate of a registered broker-dealer, the Selling Shareholder purchased the Registrable Securities (i) in the ordinary course of business and (ii) at the time of the purchase of the Registrable Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

Yes                  No

If the answer is “No,” state any exceptions here:

If the answer is “No,” this may affect your ability to be included in the Registration Statement.

[SIGNATURE PAGE FOLLOWS]

6

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Shareholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Shareholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:                  , 2010

Name of Beneficial Owner:

By:
Name:
Title:

Please return the completed and executed Notice and Questionnaire by [                     ], 2010 to:

Ebun S. Garner, Esq.

General Counsel and Vice President

Alphatec Spine, Inc.

5818 El Camino Real | Carlsbad, CA 92008

email: egarner@alphatecspine.com

phone: (760) 494.6748 | fax: (760) 431.9083

7